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                                   Exhibit 3.5
              Amendment to Articles of Incorporation for Gearz.com


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                                    A0535658
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                                                           ENDORSED-FILED
                                                           in the office of the
                            CERTIFICATE OF AMENDMENT       Secretary of State of
                                       OF                  California
                            ARTICLES OF INCORPORATION      DEC - 7 1999
                                                           BILL JONES,
                                                           Secretary of State
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The undersigned certify that:




         1. They are the president and secretary of GEARZ.COM, INC., a California corporation.



         2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:



                                       I.



               The name of the corporation is DIGITALMEN.COM, INC.



         3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.



         4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 1,000,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.



I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.




DATE: November 3, 1999


                                                  /s/
                                                  ----------------------------
                                                  Imran Husain , President



                                                  /s/
                                                  ----------------------------
                                                  Samar Khan, Secretary



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